SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2004

BOSTON PROPERTIES, INC.

(Exact name of registrant as specified in charter)

Delaware	1-13087	04-2473675
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On March 3, 2004, Boston Properties, Inc. (the “Company”) completed the offering of 5,700,000 shares of its common stock, par value $.01 per share, resulting in net proceeds to the Company, after all anticipated issuance costs, of approximately $291.1 million. The offering was made under the Company’s shelf registration statement on Form S-3 (File No. 333-69375) pursuant to a Prospectus Supplement dated February 26, 2004. The offering was underwritten by Citigroup Global Markets Inc., which acted as sole book running manager, and Morgan Stanley & Co. Incorporated, which acted as sole co-manager. A copy of the underwriting agreement with Citigroup and Morgan Stanley is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

The Company intends to use the net proceeds of the offering to repay indebtedness under its unsecured credit facility (approximately $118.0 million as of February 26, 2004), to reduce secured indebtedness, including using approximately $65.8 million to fund the repayment of a mortgage secured by its One and Two Reston Overlook properties and approximately $0.7 million to pay the associated prepayment penalty, to fund its pending acquisition of 1330 Connecticut Avenue in Washington, D.C. using approximately $34.6 million of net proceeds and for general corporate purposes. There can be no assurance that the acquisition of 1330 Connecticut Avenue will be completed on the terms currently contemplated or at all.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Description
1.1*	Underwriting Agreement dated February 26, 2004.

5.1*	Legal Opinion of Goodwin Procter LLP, dated March 3, 2004.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereof).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: March 3, 2004	By:	/s/ Douglas T. Linde
Douglas T. Linde
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Underwriting Agreement dated February 26, 2004.

5.1*	Legal Opinion of Goodwin Procter LLP, dated March 3, 2004.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereof).

*	Filed herewith.